UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 17, 2006

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

Signatures

Item 1.01 Entry Into a Material Definitive Agreement.

On March 19, 2006, Registrant and Kevin J. Berry, the Company’s new CFO (see Item 5.02 below) entered into a Consulting Agreement pursuant to which Mr. Berry is to perform CFO services for Registrant in exchange for cash compensation payable at the rate of $120 per hour and a 5,000 share non-statutory stock option vesting in three equal installments over the next three months. The agreement has a three-month term but may be terminated earlier by either party on ten days notice. Mr. Berry is rendering CFO services for another company presently as well but under the Consulting Agreement Mr. Berry agrees to devote the time required to perform the services for Registrant in a timely and professional manner.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2006, Registrant’s board of directors elected Kevin J. Berry to be the Chief Financial Officer of Registrant on an interim basis. Mr. Berry, 56, has been operating his own consulting business service since February, 2005, in which he serves as CFO on an interim basis for his clientele. He presently has one other engagement so he will be splitting his time there and with Registrant. Previously, from May, 2000, through January, 2005, Mr. Berry had served as CFO for SteelEye Technology, Inc., a privately held business software company.

Mr. Berry replaces as CFO R. Gregory Miller, who will remain as an employee of Registrant through March 24, 2006, to assist Mr. Berry in transition matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.24    Consulting Agreement dated as of March 17, 2006, between Registrant and Kevin Berry.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 20th day of March, 2006.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit 10.24    Consulting Agreement dated as of March 17, 2006, between Registrant and Kevin Berry.